Exhibit 10.2

This Instrument was prepared by
and after recording return to:

Lane R. Moyer, Esq. (PAZ)
Vedder Price P.C.
222 North LaSalle Street
Suite 2600
Chicago, Illinois  60601

MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Mortgage”) is granted as of May ___, 2015, by INNOVATIVE FOOD HOLDINGS, INC., a Florida corporation, 28411 Race Track Road, Bonita Springs, Florida  34135 (“Mortgagor”), to FIFTH THIRD BANK, an Ohio banking corporation, having a mailing address at 999 Vanderbilt Beach Road, 7th Floor, Naples, Florida  34108 (the “Lender”).

I.           RECITALS.

WHEREAS, Mortgagor is the owner and holder of fee simple title in and to all of the real estate located in the County of Cook, State of Illinois, more fully described in Exhibit A attached hereto and commonly known as 2528 South 27th Avenue, Broadview, Illinois (collectively, the “Premises”) and the owner of the Personal Property located thereon (as hereinafter defined), which Premises forms a portion of the Property described below;

WHEREAS, Mortgagor together with the other Borrowers named therein have entered into that certain Restated Loan Agreement dated as of November 26, 2013, and that certain Joinder and Consent dated December 12, 2014, as amended by that certain Amendment No. 1 to Restated Loan Agreement dated of even date herewith (the “Amendment” and together with the Restated Loan Agreement and the Joinder and Consent, as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time, hereinafter the “Loan Agreement”) pursuant to which the Lender has agreed to make Loan 4 to the Borrowers in the principal amount of NINE HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($980,000.00) (the “Loans”);

WHEREAS, certain repayment obligations with respect to Loan 4 are evidenced by Note 4 made by Borrowers in favor of the Lender in the original principal amount of $980,000.00 (as the same may be amended, increased, restated, modified or otherwise supplemented and in effect from time to time, hereinafter collectively referred to as the “Note”);

WHEREAS, the terms and provisions of the Note and Loan Agreement are hereby incorporated by reference in this Mortgage, and capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Loan Agreement;

WHEREAS, Mortgagor wishes to provide further assurance and security to the Lender, and as a condition to the Lender executing the Amendment and funding Note 4, the Lender is requiring that Mortgagor grant to the Lender a security interest in and a first mortgage lien upon the Property (as hereinafter defined) to secure the payment of Loan 4 and the other obligations of Mortgagor and Borrowers under this Mortgage and Note 4 (collectively, the “Secured Indebtedness”) and the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in the Loan Agreement, the Note, this Mortgage and other Loan Documents; and

WHEREAS, this Mortgage also secures the payment of and includes all amounts owing with respect to all future or further advances of the Loans made pursuant to the Loan Agreement as shall be made at all times, regardless of whether proceeds of the Loans have or shall be disbursed by the Lender herein or its successors or assigns to and for the benefit of Mortgagor, its successors or assigns, to the same extent as if such future advances were made on the date of the execution of this Mortgage.  The total amount of Secured Indebtedness secured by this Mortgage may decrease or increase from time to time but the total unpaid principal balance so secured at any one time shall not exceed $1,960,000.00 together with interest thereon and any and all disbursements made by the Lender for the payment of taxes or insurance premiums on the Property covered by the lien of this Mortgage and for reasonable attorneys’ fees, loan commissions, service charges, liquidated damages, expenses and court costs incurred in the collection of any or all of such sums of money.  Such further or future advances shall be considered obligatory advances, and the same shall bear interest at the same rate as specified in the Loan Agreement.  The parties hereby acknowledge and intend that all advances, including future advances whenever hereafter made, shall be a lien from the time this Mortgage is recorded.

II.           THE GRANT.

NOW, THEREFORE, in order to secure the payment of the Obligations and the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in the Loan Agreement, the Note, this Mortgage and in the other Loan Documents and also to secure the payment of any and all Secured Indebtedness, direct or contingent, that may now or hereafter become owing from Borrowers to the Lender and the performance of all other obligations under the Loan Documents, and in consideration of Ten and No/100 Dollars ($10.00) in hand paid by Lender to Mortgagor, the Recitals above stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor GRANTS, BARGAINS, SELLS, ASSIGNS, RELEASES, ALIENS, TRANSFERS, WARRANTS, DEMISES, CONVEYS and MORTGAGES to the Lender and its successors and assigns forever, and grants to the Lender and its successors and assigns forever a continuing security interest in and to, the Premises situate, lying and being in the Village of Broadview, County of Cook, State of Illinois, which is legally described in Exhibit A attached hereto and hereby made a part hereof, and all of its estate, right, claim and interest therein, together with the following described property, all of which other property is pledged primarily on a parity with the Premises and not secondarily (the Premises and the following described rights, interests, claims and property collectively referred to as the “Property”):

(a) all buildings, structures and other improvements of every kind and description now or hereafter erected, situated, or placed upon the Premises (the “Improvements”), together with any and all Personal Property (as defined in Paragraph (i) below) and all attachments now or hereafter owned by Mortgagor and located in or on, forming part of, attached to, used or intended to be used in connection with, or incorporated in any such  Improvements, including all extensions of, additions to, betterments, renewals of, substitutions for and replacements for any of the foregoing;

(b) all claims, demands, right, title and interest of Mortgagor now owned or hereafter acquired, including without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to any and all (i) land or vaults lying within the right-of-way of any street, avenue, way, passage, highway, or alley, open or proposed, vacated or otherwise, adjoining the Premises; (ii) alleys, sidewalks, streets, avenues, strips and gores of land belonging, adjacent or pertaining to the Premises or the Improvements; (iii) storm and sanitary sewer, water, gas, electric, railway and telephone services relating to the Premises and the Improvements; (iv) development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Premises or any part thereof; and (v) tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Premises or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claims at law or in equity;

(c) all leasehold estates and right, title and interest of Mortgagor in any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Premises or the Improvements or any portion thereof, now or hereafter existing or entered into (collectively “Leases”);

(d) all rents, issues, profits, royalties, revenue, advantages, income, avails, claims against guarantors, all cash or security deposits, advance rentals, deposits or payments given and other benefits now or hereafter derived directly or indirectly from the Premises and Improvements under the Leases or otherwise (collectively “Rents”);

(e) all right, title and interest of Mortgagor in and to all options to purchase or lease the Premises or the Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Property now owned or hereafter acquired by Mortgagor;

(f) any interests, estates or other claims of every name, kind or nature, both in law and in equity, which Mortgagor now has or may acquire in the Premises and Improvements or other rights, interests or properties comprising the Property now owned or hereafter acquired;

(g) all rights of Mortgagor to any and all plans and specifications, designs, drawings and other matters prepared for any construction on the Premises or regarding the Improvements;

(h) all rights of Mortgagor under any contracts executed by Mortgagor with any provider of goods or services for or in connection with any construction undertaken on or services performed or to be performed in connection with the Premises or the Improvements;

(i) all right, title and interest of Mortgagor in and to all the following tangible personal property (“Personal Property”) owned by Mortgagor and now or at any time hereafter located in, on or at the Premises or the Improvements and used or useful in connection therewith:

(i) all building materials and equipment located upon the Premises and intended for construction, reconstruction, alteration, repair or incorporation in or to the Improvements now or hereafter to be constructed thereon, whether or not yet incorporated in such Improvements, (all of which shall be deemed to be included in the Property upon delivery thereto);

(ii) all machines, machinery, fixtures, apparatus, equipment or articles used in supplying heating, gas, electricity, air-conditioning, water, light, power, plumbing, sprinkler, waste removal, refrigeration, ventilation, and all fire sprinklers, alarm systems, protection, electronic monitoring equipment and devices;

(iii) all window, structural, maintenance and cleaning equipment and rigs; and

(iv) all fixtures now or hereafter owned by Mortgagor and attached to or contained in and used or useful in connection with the Premises or the Improvements.  All such property owned by Mortgagor and placed by it on the Premises or used in connection with the operation or maintenance shall, so far as permitted by law, be deemed for the purposes of this Mortgage to be part of the real estate constituting and located on the Premises and covered by this Mortgage.  As to any of the property that is not part of such real estate or does not constitute a “fixture,” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Illinois (the “Code”), this Mortgage shall be deemed to be a security agreement under the Code for the purpose of creating hereby a security interest in property, which Mortgagor hereby grants to the Lender, as “secured party” as defined in the Code.  The enumeration of any specific items of Personal Property set forth herein shall in no way exclude or be held to exclude any items of property not specifically enumerated;

(j) all the estate, interest, right, title or other claim or demand which the Mortgagor now has or may hereafter have or acquire with respect to (i) proceeds of insurance in effect with respect to the Property and (ii) any and all awards, claims for damages, judgments, settlements and other compensation made for or consequent upon the taking by condemnation, eminent domain or any like proceeding, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards and compensation resulting from a change of grade of streets and awards and compensation for severance damages (collectively “Awards”).

TO HAVE AND TO HOLD the Property hereby mortgaged and conveyed or so intended, together with its rents, issues and profits, unto the Lender and its successors and assigns, forever, for the uses and purposes herein set forth, subject, however, only to the Permitted Encumbrances (hereinafter defined).

The Mortgagor hereby covenants with the Lender and with the purchaser at any foreclosure sale:  that at the execution and delivery hereof, Mortgagor owns the Property and has good, indefeasible estate therein, in fee simple; that the Property is free from all encumbrances and exceptions to title (and any claim of any other person) other than those identified as Permitted Encumbrances (as such term is defined in the Loan Agreement); that it has good and lawful right to sell, mortgage and convey the Property; and that Mortgagor and its successors and assigns shall forever warrant and defend the Property against all claims and demands whatsoever.

If and when Borrowers have paid all of the Secured Indebtedness, and have performed and observed all of the agreements, terms, conditions, provisions and warranties contained herein and in the Loan Agreement and in all of the other Loan Documents, and there exist no commitments of the Lender under the Loan Documents which could give rise to Secured Indebtedness, then this Mortgage and the estate, right and interest of the Lender shall cease and shall be released at the cost of Mortgagor, but otherwise shall remain in full force and effect.

III.           GENERAL AGREEMENTS.

3.1 Payment of Indebtedness.  Mortgagor shall pay promptly and when due all amounts owing in respect of the principal and interest on the indebtedness evidenced by the Note and all other Secured Indebtedness at the times and in the manner provided in the Loan Agreement, the Note, this Mortgage, or any of the other Loan Documents.

3.2 Taxes.  The Mortgagor shall pay, before the same become delinquent or subject to interest or penalties (except to the extent escrowed or contested in good faith in accordance with the Note or the Loan Agreement), all charges, liens and encumbrances which now are or may hereafter become a lien upon the mortgaged premises or any part thereof including, but not limited to, all ground or other rents, taxes, assessments, insurance premiums and utility rates.

3.3 Impositions.

(a) Mortgagor shall pay prior to the date any penalty for late payment shall be incurred, all special taxes, special assessments, water charges, sewer charges, and any other charges, fees, taxes, claims, levies, expenses, liens and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise (all of the foregoing being herein collectively referred to as “Impositions”), that may be asserted against the Property or any part thereof or interest therein.

(b)  Mortgagor may, in good faith and with reasonable diligence, contest the validity or amount of any Impositions in accordance with the provisions of the Loan Agreement.

(c) If Mortgagor fails to pay any such Impositions and in the absence of any such contest by it, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such Impositions and/or to secure the release of any Lien therefor, and any sums so advanced by Lender shall constitute Secured Indebtedness hereunder, shall be payable by Borrowers to the Lender, on demand and, until paid, shall bear interest at the highest rate then applicable under the Loan Agreement.  The Lender may do so according to any bill, statement, or estimate procured from the appropriate public office without inquiry into the accuracy or the validity of any Impositions, lien, sale, forfeiture, or related title or claim.

3.4 Insurance.

(a) The Mortgagor shall insure the Property in accordance with the terms of Section 5.7 of the Loan Agreement.

(b) If the Property or any portion thereof shall be damaged or destroyed by any casualty whatsoever, which damage or destruction is reasonably likely to cost more than $25,000.00 to repair, Mortgagor shall promptly notify Lender in writing of such fact.  In Mortgagor’s said written notice, Mortgagor shall indicate: (i) whether the damage or destruction is covered by insurance; and (ii) Mortgagor’s best estimate of the cost of restoring, repairing, replacing or rebuilding (herein collectively called “Restoring”) the Property or part thereof damaged or destroyed.

(c) In case of loss covered by insurance (“Insured Casualty”), the Lender (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized at its option either (i) to settle and adjust any claim under such policies with Mortgagor, or (ii) to allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss pursuant to the Loan Agreement.

(d) In the event of the occurrence of any Insured Casualty, the proceeds of insurance shall, after deducting all costs and expenses (including attorneys’ fees) of collection, be applied, at Lender’s option, either toward replacing or restoring the Premises, in a manner and on terms satisfactory to Lender, or toward payment of the Secured Indebtedness.  Any proceeds applied to the payment of Secured Indebtedness shall be applied in accordance with the Loan Agreement.  In no event shall such application relieve Borrowers from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

3.5 Condemnation and Eminent Domain.  Mortgagor shall give the Lender prompt notice of all proceedings, instituted or threatened, seeking condemnation or a taking by eminent domain or like process (herein collectively called “Taking”), of all or any part of the Property or affecting any related easement or appurtenance (including severance of, consequential damage to, or change in grade of streets), and shall deliver to the Lender copies of any and all papers served in connection with any such proceeding.

(a) Mortgagor hereby assigns, transfers and sets over unto the Lender the entire proceeds of any and all Awards resulting from any Taking.  The Lender is hereby authorized to collect and receive from the condemnation authorities all Awards and is further authorized to give appropriate receipts and acquittances.

(b) Lender shall apply any Award upon the Secured Indebtedness in accordance with the terms of the Loan Agreement.

(c) No interest shall be payable by Lender on account of any Award at any time held by the Lender.

3.6 Maintenance of Property.  Mortgagor shall:

(a) promptly repair, restore, replace or rebuild any portion of the Property which may become damaged, destroyed, altered, removed, severed, or demolished, whether or not proceeds of insurance are available or sufficient for the purpose, with replacements at least equal in quality and condition as previously existed, free from any security interest in, encumbrances on or reservation of title thereto.

(b) keep the Property in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims except for the Permitted Encumbrances (defined in the Loan Agreement), subject to Mortgagor’s rights to contest such Liens in accordance with the Loan Agreement.

(c) not make any material alterations in the Property, except as required by law or municipal ordinance or in the ordinary course of business.

3.7 Prohibited Liens and Transfers.

(a) Mortgagor shall not create, suffer, or permit to be created or filed against the Property any mortgage lien or other lien superior or inferior, other than Permitted Encumbrances, to the lien created by this Mortgage.  Mortgagor may contest any lien claim arising from any work performed, material furnished, or obligation incurred by Mortgagor upon furnishing the Lender, security and indemnification reasonably satisfactory to the Lender for the final payment and discharge of the lien.

(b) Mortgagor may not sell, lease or convey all or any part of the Property or any interest therein.

3.8 Stamp Taxes.  If at any time the United States government, or any federal, state, or municipal governmental subdivision, requires Internal Revenue or other documentary stamps or levies any tax on this Mortgage or on the Note, or requires payment of any tax in the nature of or comparable to the United States Interest Equalization Tax on the Secured Indebtedness, then Mortgagor shall pay such tax, including interest and penalties, in the required manner.

3.9 Change in Tax Laws.  In the event of the enactment, after the date of this Mortgage, of any law of the United States of America, or any state or political subdivision thereof, (i) deducting from the value of the Premises, for the purpose of taxation, the amount of any lien thereon; (ii) imposing upon the Lender the payment of all or any part of the taxes, assessments, charges or liens hereby required to be paid by Mortgagor, or (iii) changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagor’s interest in the Property, or the manner of collection of taxes, so as to affect this Mortgage or the Secured Indebtedness; then Mortgagor, upon demand by the Lender, shall pay such taxes, assessments, charges, or liens or reimburse the Lender, therefor.  Nothing contained in this Section 3.9 shall be construed as obligating Mortgagor to pay any portion of the Lender’s federal or state income or corporate franchise tax.

3.10 Assignment of Leases and Rents.  All right, title, and interest of Mortgagor in and to all present leases affecting the Property and including and together with any and all future leases, written or oral, upon all or any part of the Property and together with all of the rents, income, receipts, revenues, issues, avails and profits from or due or arising out of the Property are hereby transferred and assigned simultaneously herewith to the Lender as further security for the payment of the Secured Indebtedness.  All future leases affecting the Property shall be submitted by Mortgagor to Lender for its approval prior to execution.  Each lease shall be subordinate to this Mortgage.  It is the intention of Mortgagor that this assignment contained in this paragraph shall be a present assignment; however, it is expressly understood and agreed, anything to the contrary notwithstanding, that Lender shall not exercise any of the rights or powers conferred upon it by this paragraph until an Event of Default shall exist under this Mortgage.  From time to time, Mortgagor shall furnish the Lender with executed copies of each of the leases and with estoppel letters from each tenant under each of the leases, which estoppel letters shall be in a form reasonably satisfactory to the Lender and shall be delivered within ten (10) days after the Lender’s written demand, or as otherwise provided in such leases.

Following the occurrence of an Event of Default under this Mortgage, (a) the Lender shall have the rights and powers as are provided herein and (b) this Mortgage shall constitute a direction to each lessee under the leases and each guarantor thereof, if any, to pay all rents directly to the Lender without proof of the Event of Default under this Mortgage.

If Mortgagor, as lessor under any Lease, shall neglect or refuse to perform, observe and keep all of the covenants, provisions and agreements contained in such lease, then the Lender may perform and comply with any such lease covenants, agreements and provisions.  All verifiable costs and expenses incurred by the Lender in complying with such covenants, agreements, and provisions shall constitute indebtedness secured hereby and shall be payable upon demand with interest at the Default Rate.

The Lender shall not be obligated to perform or discharge any obligation, duty or liability under any lease, and Mortgagor shall and does hereby agree, except to the extent of Lender’s gross negligence or willful misconduct, to indemnify and hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur under any lease or under or by reason of its assignments and of and from any and all claims and demands whatsoever which may be asserted against it by reason of all alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in such lease.  Should the Lender incur any such liability, loss or damage under any lease or under or by reason of its assignment, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured hereby.  Mortgagor shall reimburse the Lender therefor immediately upon demand with interest payable at the Default Rate.  Mortgagor covenants and agrees that upon the date hereof it shall execute and deliver to the Lender a certified rent roll listing all tenants and occupants currently leasing, using or occupying any part or portion of the Premises, and to the best of Mortgagor’s knowledge, such rent roll contains true, complete and accurate information as to all matters described therein.

3.11 Fixture Filing.  With respect to all fixtures located on the Property, the filing hereof in the real estate records of the county in which such Property is located shall operate from the time of filing as a fixture filing with respect to such Property, and the following information is applicable for the purpose of such fixture filing:

Name and Address of the Debtor:

The Mortgagor having the address described in the Preamble hereof.

The Mortgagor is a corporation organized under the laws of the State of Florida whose Organization Number is ________.

Name and Address of the Secured Party: The Lender having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.
This Financing Statement covers the following types or items of property:

The Property.

This instrument covers goods or items of personal property which are or are to become Fixtures upon the Property.  The name of the record owner of the Property on which such Fixtures are or are to be located is the Mortgagor.

3.12 Uniform Commercial Code.  This Mortgage constitutes a Security Agreement as that term is used in the Code with respect to:  (i) all sums at any time on deposit for the benefit of the Lender pursuant to any of the provisions of this Mortgage; and (ii) any part of the Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property (including all replacements, additions and substitutions) other than real estate (collectively “Collateral”).  All of Mortgagor’s right, title and interest in the Collateral is hereby assigned to the Lender to secure the payment of the Secured Indebtedness and the performance of all of Mortgagor’s obligations.  All of the terms, provisions, conditions and agreements contained in this Mortgage apply to the Collateral as fully and to the same extent as to any other property comprising the Property.

At any time after an  Event of Default under this Mortgage has occurred and is continuing, the Lender shall have the remedies of a Secured Party under the Code, including without limitation the right to take immediate and exclusive possession of the Collateral or any part thereof.

The remedies of the Lender hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other remedies of the Lender, including having the Collateral deemed part of the realty upon any foreclosure so long as any part of the Secured Indebtedness remains unsatisfied.  To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover and include all leases between the Mortgagor, as lessor, and various tenants, as lessee, including all extensions and renewals of the lease terms, as well as any amendments to or replacements of the leases, together with all of the right, title and interest of the Mortgagor as lessor, including, without limiting the generality of the foregoing, following the occurrence and during the continuance of an Event of Default under this Mortgage, the present and continuing right to:  (i) make claim for, collect, receive and receipt for any and all of the rents, and moneys payable as damages or in lieu of the rents and moneys payable as the purchase price of the Property or any part thereof or claims for money and other sums of money payable or receivable thereunder howsoever payable; and (ii) bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which Mortgagor or any lessor is or may become entitled to do under the leases.

3.13 Releases.  Without notice and without regard to the consideration therefor, and to the existence at that time of any inferior liens, the Lender may release from the lien created hereby all or any part of the Property, or release from liability any person obligated to repay any Secured Indebtedness, without affecting the liability of any party to any of the Note, this Mortgage, or any of the other Loan Documents (including without limitation any guaranty given as additional security) and without in any way affecting the priority of the lien created hereby.  The Lender may agree with any liable party to extend the time for payment of any part or all of the Secured Indebtedness.  Such agreement shall not in any way release or impair the lien created by this Mortgage or reduce or modify the liability of any person or entity obligated personally to repay the Secured Indebtedness, but shall extend the lien created by this mortgage as against the title of all parties having any interest, subject to the Secured Indebtedness in the Property.

3.14 Further Assurances.  Mortgagor agrees that, upon request of the Lender, from time to time, it will, at Mortgagor’s sole cost and expense, execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Mortgage, including without limitation, reimbursing the Lender for the costs of appraisals of the Property, to the extent that the Lender reasonably determines in good faith that such appraisals are required by any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, and any rules promulgated to implement such provisions.  In the event that Mortgagor shall fail to do any of the foregoing, the Lender may, after ten (10) days’ written notice to the Mortgagor, in its sole discretion, do so in the name of Mortgagor.

IV.           EVENT OF DEFAULT AND REMEDIES.

4.1 Event of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” under this Mortgage:

(a) The occurrence of an “Event of Default,” as such term is defined in Article VII of the Loan Agreement;

(b) Failure of Mortgagor to perform, keep or observe any covenant, agreement, representation, warranty or other provision contained in this Mortgage; or

(c) Failure of Borrowers to pay when due any amounts payable to Lender under Note 4.

4.2 Acceleration of Maturity.  Following the occurrence of an Event of Default, the Secured Indebtedness shall become due and payable in accordance with the terms of the Loan Agreement.  Upon acceleration, the Lender may immediately proceed to foreclose this Mortgage and/or exercise any right, power or remedy provided by this Mortgage or any of the other Loan Documents or by law or in equity conferred and pursue all remedies afforded to a mortgagee under and pursuant to applicable law.

4.3 Remedies Cumulative and Non-Waiver.  No remedy or right of the Lender hereunder or under the Note, or any of the Loan Documents or otherwise, or available under applicable law, shall be exclusive of any other right or remedy.  Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law.  No delay in the exercise of, or omission to exercise, any remedy or right accruing on the occurrence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature, nor shall it extend or affect any grace period.  Every remedy or right may be exercised concurrently or independently, when and as often as may be deemed expedient by the Lender.  All obligations of the Mortgagor, and all rights, powers and remedies of the Lender shall be in addition to, and not in limitation of, those provided by law or in the Note or contained in any of the Loan Documents or any other written agreement or instrument relating to any of the Secured Indebtedness or any security therefor.

4.4 Litigation Expenses.  In any proceeding to foreclose the lien of this Mortgage or enforce any other remedy of the Lender under the Loan Agreement, the Note, this Mortgage, or the other Loan Documents, or in any other proceeding in connection with any of the Loan Documents or any of the Property in which the Lender is named as a party, there shall be allowed and included, as additional indebtedness in the judgment or decree resulting all related expenses paid or incurred by or on behalf of the Lender.  Such expenses shall include: reasonable attorney’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, survey costs, environmental inspection and report costs, and costs of procuring all abstracts of title, title searches and examinations, title insurance policies, and any similar data and assurances with respect to title to the Property as the Lender may deem reasonably necessary either to prosecute or defend in such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Premises or the Property.  All foregoing expenses, and such expenses as may be incurred in the protection of any of the Property and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Lender in any litigation affecting the Loan Agreement, the Note, this Mortgage, or the Property, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding (which may be estimated as to items to be expended after entry of such judgment or decree), shall be due and payable by Mortgagor upon demand with interest thereon at the Default Rate.

4.5 Lender’s Performance of Mortgagor’s Obligations.  Following the occurrence of an Event of Default and subject to the provisions of the Loan Agreement, the Lender either before or after acceleration of the Secured Indebtedness or the foreclosure of the lien hereof and during the period of redemption, if any, may, but shall not be required to, make any payment or perform any act herein, in the Note, any of the Loan Documents or any document or instrument related thereto which is required of Mortgagor (whether or not Mortgagor is personally liable therefor) in any form and manner deemed expedient to the Lender.  Lender may, but shall not be required to, make full or partial payments of principal or interest on any permitted prior mortgage or encumbrances and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises, or contest any Impositions and may, but shall not be required to, complete construction, furnishing and equipping of the Improvements upon the Premises and rent, operate and manage the premises and such Improvements and pay operating costs and expenses, including management fees, of every kind and nature in connection therewith, so that the Premises and Improvements shall be operational and usable for their intended purposes. All monies paid for any of the purposes herein authorized, and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees and any other monies advanced by the Lender to protect the Premises and the lien hereof, or to complete construction, furnishing and equipping or to rent, operate and manage the Premises and such Improvements or to pay any such operating costs and expenses thereof or to keep the Premises and Improvements operational and usable for their intended purposes, shall constitute Secured Indebtedness, whether or not they exceed the amount of the Note, and shall become due and payable upon demand and with interest thereon at the Default Rate.  The Lender in making any payment hereby authorized:  (a) for the payment of Impositions, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim or lien which may be asserted; or (c) for the completion of construction, furnishing or equipping of the Improvements on the Premises or the rental, operation or management of the Premises or the payment of operating cost and expenses thereof, may do so in such amounts and to such persons as the Lender may deem appropriate and may enter into such contracts therefor as the Lender may deem appropriate to the extent necessary to keep the Premises and Improvements operational and usable for their intended purposes or may perform the same itself.

All advances, disbursements and expenditures (collectively “Advances”) made by the Lender after an Event of Default, before and during foreclosure, prior to sale, and where applicable, after sale, for the following purposes, including interest thereon at the rate of default as set forth in the Loan Agreement, are hereinafter referred to as “Protective Advances” and shall have the benefit of all applicable provisions of the Illinois Mortgage Foreclosure Act, 735 ILCS 5/15 1101 et. seq. (the “Act”):

(1) Advances pursuant to this Section 4.5.

(2) Any amount expended by the Lender in Restoring the Property to the extent necessary to keep the Premises and Improvements operational and usable for their intended purposes in excess of the actual or estimated proceeds of insurance or condemnation, which excess shall constitute additional Secured Indebtedness;

(3) Advances in accordance with the terms of this mortgage to:  (a) protect, preserve or restore the mortgaged real estate; (b) preserve the lien of this Mortgage or the priority thereof; or (c) enforce this Mortgage;

(4) When due installments of real estate taxes and other impositions; other obligations authorized by this Mortgage; or with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, all as referred to in this Section 4.5 of this Mortgage;

(5) Reasonable attorneys’ fees and other costs incurred in connection with:  (a) the exercise of the Lender’s rights to make Protective Advances; (b) the foreclosure of this Mortgage; (c) any other litigation or administrative proceeding relating to the Property to which Lender may be or become or be threatened or contemplated to be a party, without fault on its part, including probate and bankruptcy proceedings; or (d) in the preparation for the commencement or defense of any such suit or proceeding; including filing fees, appraisers’ fees, outlays for documents and expert evidence, witness fees, stenographer’s charges, publication costs, survey costs, environmental inspection and report costs, and costs (which may be estimated as to items to be expended after entry of judgment) of procuring all such abstracts of title, title charges and examinations, foreclosure minutes, title insurance policies, appraisals, and similar data and assurances with respect to title and value as the Lender may deem reasonably necessary either to prosecute or defend such suit or, in case of foreclosure, to evidence to bidders at any sale which may be had pursuant to the foreclosure judgment the true condition of the title to or the value of the Property;

(6) Payment by the Lender of any Impositions as may be required by this Mortgage;

(7) The Lender’s Advances of any amount required to make up a deficiency in deposits for installments of Impositions as may be required by this Mortgage;

(8) Expenses incurred and expenditures made by the Lender for any one or more of the following:  (a) premiums upon casualty and liability insurance made by Lender whether or not Lender or a receiver is in possession, if reasonably required without regard to the limitation to maintaining insurance in effect at the time any receiver or mortgagee takes possession of the Property; (b) expenditures in connection with Restoring the Property to the extent necessary to keep the Premises and Improvements operational and usable for their intended purposes in excess of available insurance proceeds or condemnation awards; (c) payments required or deemed by Lender to be for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Property; (d) operating deficits incurred by Lender in possession or reimbursed by Lender to any receiver; and (e) all amounts paid to any public authority for the use or occupancy of any street, alley, or public way relative to the Property.

All Protective Advances shall constitute Secured Indebtedness and shall become immediately due and payable without notice and with interest thereon until paid at the Default Rate.  This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time the Mortgage is recorded.

4.6 Right of Possession.  In any case in which the Lender has a right to institute foreclosure proceedings (whether or not the entire principal sum secured hereby becomes immediately due and payable or whether before or after the institution of foreclosure proceedings or whether before or after judgment thereunder and at all times until the confirmation of sale) and upon the Lender’s request to the court, Mortgagor shall, immediately upon the Lender’s demand, surrender to the Lender, and the Lender shall be entitled to take, actual possession of the Property or any part thereof, personally or by its Lender or attorneys.  The Lender may enter upon and take and maintain possession or may apply to the court in which a foreclosure is pending to be placed in possession of all or any part of the Property, together with all documents, books, records, papers, and accounts of Mortgagor or the then owner of the Property relating thereto.  The Lender may exclude Mortgagor, such owner, and any agents and servants from the Property.  As attorney-in-fact or agent of Mortgagor or such owner, or in its own name, the Lender may hold, operate, manage, and control all or any part of the Property and conduct the business thereof, either personally or by its agents.  The Lender shall have full power to use such measures, legal or equitable, as it may deem proper or necessary to enforce the payment or security of the rents, issues, deposits, profits, and avails of the Property, including actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Mortgagor.

4.7 Priority  of  Rent  Payments.  Any rents, issues, deposits, profits, and avails of the Property received by the Lender after taking possession of the Property, or pursuant to any assignment to the Lender under the provisions of this Mortgage or any of the other Loan Documents, shall be applied as provided under the Act or, in the case of a receivership, as the court may determine.

4.8 Appointment of Receiver.  Upon, or at any time after, the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall appoint a receiver of the Property whenever the Lender when entitled to possession so requests.  Such receiver shall have all powers and duties prescribed by applicable law, including the power to make leases to be binding upon all parties, including the Mortgagor after redemption, the purchaser at a sale pursuant to a judgment of foreclosure and any person acquiring an interest in the mortgaged real estate after entry of a judgment of foreclosure.  In addition, such receiver shall also have the following powers:  (a) to extend or modify any then existing leases, which extensions and modifications may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Secured Indebtedness and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, discharge of the mortgage indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser; and (b) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of the period of receivership.  The court from time to time, either before or after entry of judgment of foreclosure, may authorize the receiver to apply the net income in his hands in payment in whole or in part of:  (a) the Secured Indebtedness, or any amounts included in any judgment of foreclosure or supplemental judgment or other item for which the Lender is authorized to make a Protective Advance, and (b) the deficiency in case of a sale and deficiency.

4.9 Foreclosure Sale.  In the event of any foreclosure sale, the Property may be sold in one or more parcels.  The Lender may be the purchaser at any foreclosure sale.

4.10 Application of Proceeds.  The proceeds of any foreclosure sale of the Property shall be distributed and applied in accordance with the Loan Documents, subject to applicable law.

4.11 Insurance Upon Foreclosure.  In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied in restoring the Property shall be used to pay the amount due in accordance with any decree of foreclosure that may be entered in any such proceedings, and the balance, if any, shall be paid as the court may direct.  In case of the foreclosure of this Mortgage, the court in its judgment may provide that the judgment creditor may cause a new or additional loss clause to be attached to each of said policies making the loss thereunder payable to said judgment creditor; and any such foreclosure judgment may further provide, unless the right of redemption has been waived, that in case of redemption under said judgment, pursuant to the Act, then, and in every such case, the redemptory may cause the preceding loss clause attached to each insurance policy to be canceled and a new loss clause to be attached thereto, making the loss thereunder payable to such redemptory.  In the event of foreclosure sale, the Lender is hereby authorized, but not required, without the consent of Mortgagor, to assign or cause a receiver to assign any and all insurance policies to the purchaser at the sale, or to take such other action as the Lender may deem advisable, to cause the interest of such purchaser to be protected by any of the said insurance policies.

4.12 WAIVER OF STATUTORY RIGHTS.  MORTGAGOR SHALL NOT APPLY FOR OR AVAIL ITSELF OF ANY APPRAISEMENT, VALUATION, REDEMPTION, STAY, EXTENSION, OR EXEMPTION LAWS, OR ANY SO-CALLED “MORATORIUM LAWS,” NOW EXISTING OR HEREAFTER ENACTED, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OR FORECLOSURE OF THIS MORTGAGE, AND MORTGAGOR HEREBY WAIVES THE BENEFIT OF SUCH LAWS.  MORTGAGOR, FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT, WAIVES ANY AND ALL RIGHTS TO HAVE THE PROPERTY AND ESTATES COMPRISING THE PROPERTY MARSHALED UPON ANY FORECLOSURE OF THE LIEN OF THIS MORTGAGE, AND AGREES THAT ANY COURT HAVING JURISDICTION TO FORECLOSE SUCH LIEN MAY ORDER THE PROPERTY SOLD IN ITS ENTIRETY.  MORTGAGOR FURTHER WAIVES ANY AND ALL RIGHTS OF REDEMPTION FROM FORECLOSURE AND FROM SALE UNDER ANY ORDER OR DECREE OF FORECLOSURE OF THE LIEN CREATED BY THIS MORTGAGE, FOR ITSELF AND ON BEHALF OF:  (i) ANY TRUST ESTATE OF WHICH THE PREMISES ARE A PART, ALL BENEFICIALLY INTERESTED PERSONS; (ii) EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN THE PROPERTY OR TITLE TO THE PREMISES SUBSEQUENT TO THE DATE OF THIS MORTGAGE; AND (iii) ALL OTHER PERSONS TO THE EXTENT PERMITTED BY ILLINOIS LAW.

V.           MISCELLANEOUS.

5.1 Notices.  Any notice that the Lender or Mortgagor may desire or be required to give to the other shall be in writing and shall be mailed or delivered in the manner set forth in the Loan Agreement.  Except as otherwise specifically required, notice of the exercise of any right or option granted to the Lender by this Mortgage is not required to be given.

5.2 Time of Essence.  Time is of the essence of this Mortgage.

5.3 Covenants Run with Land.  All of the covenants of this Mortgage shall run with the land constituting the Premises.

5.4 GOVERNING LAW.  THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS THEREOF).

5.5 Rights and Remedies Cumulative.  All rights and remedies in this Mortgage are cumulative.  The holder of the Note and of every other obligation secured hereby may recover judgment, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy.

5.6 Severability.  If any provision of this Mortgage, or any paragraph, sentence, clause, phrase, or word, or their application, in any circumstance, is held invalid, the validity of the remainder of this Mortgage shall be construed as if such invalid part were never included.

5.7 Non-Waiver.  Unless expressly provided in this Mortgage to the contrary, no consent or waiver, express or implied, by any party, to or of any breach or default by any other party shall be deemed a consent to or waiver of the performance by such defaulting party of any other obligations or the performance by any other party of the same, or of any other, obligations.

5.8 Headings.  The headings of sections and paragraphs in this Mortgage are for convenience or reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions.

5.9 Grammar.  As used in this Mortgage, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.

5.10 Trust.  If title to the Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction against the creation of any lien on the Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

5.11 Successors  and  Assigns.  This Mortgage shall be binding upon Mortgagor, its successors, assigns, legal representatives, and all other persons or entities claiming under or through Mortgagor.  “Mortgagor,” when used herein, shall include all such persons and entities and any others liable for the payment of the Secured Indebtedness, or any part thereof, whether or not they have executed the Note or this Mortgage.

5.12 Mortgagee in Possession.  Nothing contained in this Mortgage shall be construed as constituting Lender as a mortgagee in possession in the absence of the actual taking of possession of the Property.

5.13 Business Loan Recital/Statutory Exemptions.  Mortgagor acknowledges and agrees that (a) the proceeds of Loan 4 will be used in conformance with subparagraph (1)(1) of Section 4 of the Interest Act (815 ILCS 205/0.01 et seq.); (b) that the Obligations secured hereby constitute a business loan which comes within the purview of said Section 4; and (c) that Loan 4 is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. Sec. 1601 et seq.

5.14 No Agricultural or Residential Real Estate.  Mortgagor acknowledges and agrees that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Section 5/15-1201 of the Act) or residential real estate (as defined in Section 5/15-1219 of the Act).

5.15 Illinois Collateral Protection Act.  Unless Mortgagor provides the Lender with evidence of the insurance coverage required by Mortgagor’s agreement with the Lender, Lender may purchase insurance at Mortgagor’s expense to protect Lender’s interests in the collateral.  This insurance may, but need not, protect Mortgagor’s interests.  The coverage that Lender purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the collateral.  Mortgagor may later cancel any insurance purchased by Lender, but only after providing the Lender with evidence that Mortgagor has obtained insurance as required by their agreement.  If the Lender purchases insurance for the collateral, Mortgagor will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to Mortgagor’s total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on Mortgagor’s own.  In the event the Lender, in its reasonable discretion, determines that any insurance provided by Mortgagor does not comply with the insurance requirements set forth herein, then the Lender may, at any time and at its own discretion, procure and substitute for any and all of the policies of insurance deposited as aforesaid such other policy or policies of insurance, in such amount and carried with such company as it may determine, and the cost therefor shall be repaid to the Lender by Mortgagor upon demand.  Mortgagor shall furnish to the Lender, upon request, estimates or appraisals of insurable value, without cost to the Lender, such as are regularly and ordinarily made by insurance companies to determine the then replacement cost of the building or buildings and improvements on the Real Estate.  Mortgagor shall not carry separate insurance concurrent in kind or form, and contributing in the event of any loss, with any insurance required hereunder.

5.16 Incorporation of Loan Agreement.  The terms of the Loan Agreement are incorporated by reference herein as though set forth in full detail.  In the event of any conflict between the terms and provisions of this Mortgage and the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

(Signature page follows)

Signature Page to Mortgage, Assignment of Leases and Rents,
Security Agreement and Fixture Filing

IN WITNESS WHEREOF, Mortgagor has duly signed and delivered this Mortgage as of the date first above written.

MORTGAGOR:	INNOVATIVE FOOD INNOVATIONS, INC., a Florida corporation By: Justin Wiernasz, its President

Notary Page to Mortgage, Assignment of Leases and Rents,
Security Agreement and Fixture Filing

STATE OF ___________________  )
                                                                   )           SS.
COUNTY OF _________________   )

I, ___________________, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Justin Wiernasz is the President of INNOVATIVE FOOD HOLDINGS, INC., a Florida corporation, is personally known to me to be the same person whose name is subscribed to the foregoing instrument and as such, he appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal, this ___ day of _____________, 2015.

[SEAL]	Notary Public
My commission expires:

EXHIBIT A

Legal Description

PARCEL 1

THE NORTH 194.0 FEET OF THE SOUTH 630 FEET OF THE WEST 300 FEET OF THAT PART OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 21, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EAST OF AND ADJOINING THE EASTERLY RIGHT OF WAY LINE OF THE INDIANA HARBOR BELT RAILROAD COMPANY, IN COOK COUNTY, ILLINOIS.

EASEMENT PARCEL

A NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 OVER THE APPROXIMATELY 13.5 FOOT EASEMENT PARCEL AS CREATED BY AND MORE SPECIFICALLY DESCRIBED IN THAT CERTAIN EASEMENT AGREEMENT DATED MAY ___, 2015, MADE BY 27TH AVENUE CORPORATION, AN ILLINOIS CORPORATION, AS GRANTOR, AND INNOVATIVE FOOD HOLDINGS, INC., A FLORIDA CORPORATION, AS GRANTEE, RECORDED ON MAY ___, 2015 AS DOCUMENT NO. ________________.

P.I.N.:  15-21-202-066-0000

Common Address:  2528 South 27th Avenue, Broadview, Illinois

A-1